UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2025
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HOME BANCSHARES, INC.
(Exact name of Registrant as Specified in Its Charter)
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Arkansas	001-41093	71-0682831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
719 Harkrider, Suite 100
Conway, Arkansas 72032
(Address of Principal Executive Offices) (Zip Code)
(501) 339-2929
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
J. Pat Hickman, who has served on the Board of Directors of Home BancShares, Inc. (“we” or the “Company”) since April 2022, suddenly passed away on March 1, 2025. He served on the Company’s Asset/Liability Committee at the time of his death. Mr. Hickman was the founding Chief Executive Officer, President and Chairman of the Board of Happy Bancshares, Inc. headquartered in Amarillo, Texas, prior to its acquisition by the Company in April 2022. He served as the Chairman and Chief Executive Officer of Happy State Bank for over 30 years. Mr. Hickman was a valued member of our Board and leaves a lasting legacy of achievement and service to Happy State Bank and his community in the Texas Panhandle. We appreciate his many contributions to the Company and Happy Bancshares and extend our deepest sympathy to Mr. Hickman’s family.
John W. Allison, Chairman of the Board, stated regarding Mr. Hickman’s passing, “Pat was a man that had the experience of building and understanding the complexities of managing a large financial institution and someone I could talk to about situations facing our company because he had been there before. I will miss the camaraderie we had together. ‘There is no substitute for experience.’”
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

Date:	March 3, 2025	By:	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer